Exhibit 99.1

Investor Contact:	Media Contact:
Douglas A. Shumate	Mary Catherine R. Bassett
Chief Financial Officer	Director, Communications
706-385-8189	706-385-8104
dshumate@itcdeltacom.com	mbassett@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES MERGER AGREEMENTS WITH FDN COMMUNICATIONS

AND NETWORK TELEPHONE

Combinations will Enhance Facilities-Based Platform and Strengthen Financial Position

West Point, Ga.—(Sept. 8, 2004)—ITC^DeltaCom, Inc. (NASDAQ/NM: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today announced that it has signed definitive merger agreements with Florida Digital Network, Inc., d/b/a FDN Communications, Inc. (FDN), and NT Corporation, the parent company of Network Telephone Corp. (NTC). ITC^DeltaCom’s stock-for-stock mergers with FDN and NTC will provide the combined company with greater penetration in its southeastern market, an enhanced facilities-based platform to serve its expanding customer base, and a significantly improved competitive position. The combined company will operate under the name ITC^DeltaCom, Inc.

“We are extremely pleased to announce these important transactions to create the new ITC^DeltaCom. The combination of our three companies will broaden our facilities-based market coverage, enhance our portfolio of communications solutions, and provide for additional network and operational efficiencies—all critical components in building stability and reinforcing our leadership position in the Southeast,” said Larry Williams, ITC^DeltaCom chairman and chief executive officer. ”ITC^DeltaCom’s successful merger and integration of BTI validates this strategy. We are confident that we will be able to build on the success of the BTI transaction and realize significant benefits in our mergers with FDN and Network Telephone.”

ITC^DeltaCom expects that the combined company will have annual revenues of approximately $800 million and will serve more than 120,000 business customers in more than 45 markets throughout the southeastern United States. FDN and NTC will bring an estimated $15 million of EBITDA (after adjustments to conform accounting policies) and $25 million of cash to the combined company, further strengthening ITC^DeltaCom’s liquidity and credit position. Neither FDN nor NTC has any significant indebtedness. ITC^DeltaCom anticipates that it will be able to achieve approximately $25-$30 million in annualized cost savings within 18-24 months of the transaction closings, $20 million of which are expected to be realized within the first 12 months of the closings.

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“We are very proud to be part of this merger with two of the Southeast’s leading communications providers,” said Mike Gallagher, FDN chief executive officer. “The FDN employees have worked extremely hard over the last six years, and this merger recognizes that dedication and focus. The combination of three networks creates a tremendous opportunity for the combined company to serve the full spectrum of business customers on a facilities-based platform. Together, we will enhance our competitive communications industry position—by delivering extensive network assets, financial stability and the management strengths that best meet the needs of our customers.”

The combination will increase ITC^DeltaCom’s penetration in key markets throughout the southeastern United States and extend its geographical coverage into several new markets. In addition, FDN and NTC will bring approximately 200 incremental colocations to the combined entity, significantly enhancing the facilities-based platform of the combined company. The combination also will add approximately 257,000 access lines (including more than 225,000 facilities-based access lines), bringing the total for the combined company to more than 635,000 total access lines.

“We are very excited about the prospect of becoming part of the largest integrated communications provider in the Southeast,” said Ray Russenberger, NTC chairman and chief executive officer. “Network Telephone was built with a keen focus on quality customer service. We believe ITC^DeltaCom and FDN share that vision of what it means to serve our customers, and we look forward to providing business customers with greater resources, more innovative products and even better value for their services.”

The senior management team of the combined company will be led by Larry Williams, chairman and chief executive officer; Doug Shumate, chief financial officer; Drew Walker, president, strategic services; Tom Mullis, general counsel; Mike Gallagher, currently chief executive officer of FDN, as president, business services; Ken Meister, currently chief financial officer of FDN, as executive vice president, corporate development; and Leo Cyr, currently president and chief operating officer of NTC, as chief operating officer.

During the pre-closing period, the transactions will have no impact on the day-to-day operations of the three companies. Each company will continue to operate separately, and its customers will experience no change in their existing service agreements.

Closing of the two transactions is expected to be completed late in the fourth quarter of 2004 or early in the first quarter of 2005, subject to approval by regulatory authorities and the stockholders of ITC^DeltaCom.

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FDN Transaction Terms

ITC^DeltaCom will issue 31.3 million shares of its common stock to FDN shareholders in the merger. The common stock received by the FDN shareholders is expected to qualify as a tax-free exchange. The principal FDN shareholders will have the right to name three new members to ITC^DeltaCom’s Board of Directors, which will be expanded from 11 to 13 members.

NTC Transaction Terms

ITC^DeltaCom will issue a maximum of 8.85 million shares of its common stock to NTC shareholders in the merger. The common stock received by NTC shareholders is expected to qualify as a tax-free exchange. The principal NTC shareholders will have the right to name one new member to ITC^DeltaCom’s Board of Directors.

Following the closing of the two transactions, Welsh, Carson, Anderson & Stowe, which is currently a majority stockholder of ITC^DeltaCom, will hold ITC^DeltaCom stock representing approximately 38% of the voting equity in the combined company and M/C Venture Partners and other institutional FDN shareholders will hold stock representing approximately 25% of the voting equity in the combined company.

ITC^DeltaCom was advised by Miller Buckfire Lewis Ying & Co., LLC on both transactions. NTC was advised by The Breckenridge Group, Inc. and Bear Stearns & Co., Inc.

INVESTMENT COMMUNITY AND MEDIA INFORMATION

The companies will host a conference call today, September 8, 2004, at 3:30 p.m. Eastern Time. The dial-in number for the live conference call is (877) 253-2742. A live broadcast of the conference call will be available at www.itcdeltacom.com and www.fdn.com and www.networktelephone.net. To listen, click on the Webcast icon and follow the instructions posted. Please go to the Web site at least 15 minutes prior to the call to register, download and install any necessary software. A Webcast replay of the conference call will be available at http://www.itcdeltacom.com/web_cast.asp for 30 days following the announcement.

INFORMATION SHEET

An information sheet related to the two transactions is available at http://www.itcdeltacom.com.

ABOUT NETWORK TELEPHONE CORP.

Network Telephone serves more than 17,000 small business customers with phone and Internet services including local, long distance, high-speed Internet, Web hosting, data backup, Virtual Private Networking (VPN) service, and conferencing. Network Telephone has offices in Alabama, Mississippi, Florida,

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Georgia, Louisiana, Kentucky, North Carolina and Tennessee. Network Telephone recently was named to the Florida Private 200 and also one of America’s Fastest Growing Private Companies by Inc. magazine.

ABOUT FDN COMMUNICATIONS, INC.

Headquartered in Maitland, Florida, FDN Communications has been a leading growth company over the last six years, providing business class communication services in seven major markets in Florida and Georgia. Today, FDN, with more than 600 employees, serves more than 55,000 business locations with more than 225,000 business telephone and Internet lines. FDN offers a complete line of communications services, including local and long distance voice, high-speed Internet access, VPN, Web hosting and integrated voice and data solutions to businesses.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, headquartered in West Point, Georgia, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 10,900 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, enhanced data, Internet, colocation and managed services, and sells customer premise equipment to end-user customers. ITC^DeltaCom operates approximately 29 voice switches and 74 data switches, and is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit the company’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, the matters set forth in this news release, including statements as to the expected date of the closing of the proposed transactions, future financial and operating results, benefits and synergies of the proposed transactions, tax treatment of the proposed transactions, future opportunities and any other effect, result or aspect of the proposed transactions, and other statements identified by words such as “anticipates,” “believes,” “expects” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties including, but not limited to, costs, delays, and any other difficulties related to the proposed transactions, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulations, future financial and operating results, competition, general economic conditions, ability to manage and continue growth, and other risk factors relating to ITC^DeltaCom and its

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industry, as discussed from time to time in ITC^DeltaCom’s reports filed with the SEC. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE TRANSACTIONS

ITC^DeltaCom will file with the SEC registration statements on Form S-4, which will contain a proxy statement/prospectus of ITC^DeltaCom with respect to each proposed transaction, as well as other relevant documents concerning the proposed transactions. Investors are urged to read the proxy statement/prospectus for each transaction when it becomes available and any other relevant documents filed with the SEC, because they will contain important information. The proxy statement/prospectus will be mailed to stockholders of ITC^DeltaCom prior to their stockholder meeting. In addition, interested parties will be able to obtain the Form S-4 registration statements, including the exhibits filed therewith, free of charge at the Web site maintained by the SEC at www.sec.gov. The proxy statements/prospectus and these other documents also may be obtained free of charge from ITC^DeltaCom by directing a request to 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations.

ITC^DeltaCom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ITC^DeltaCom in connection with the proposed transactions. Information about the directors and executive officers of ITC^DeltaCom and their ownership of common stock and other ITC^DeltaCom voting securities is included in ITC^DeltaCom’s proxy statement for its 2004 annual meeting of stockholders, which it filed with the SEC on April 1, 2004. This document is available free of charge at the Web site maintained by the SEC at www.sec.gov and from ITC^DeltaCom as described above. Additional information regarding interests in the transaction of participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding each proposed transaction when it becomes available.

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